UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12
DOW JONES & COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials:
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following press release was issued by Dow Jones & Company, Inc. on September 19, 2007.

Investor Contact:                                                                                                           Dow Jones & Company
Mark Donohue                                                                                                               200 Liberty Street
Director, Investor Relations                                                                                         New York, NY 10281
(609) 520-5660

Media Contact:
Howard Hoffman
Director, Corporate Communications
(609) 520-4765

For immediate release

Dow Jones & Company Declares Quarterly Dividend

NEW YORK (Sept. 19, 2007) — The board of directors of Dow Jones & Company (NYSE:DJ) today declared a regular quarterly dividend on the common stock and the Class B common stock of 25 cents a share.  The dividend is payable Dec. 3, 2007, to shareholders of record as of Nov. 1, 2007.

The timing of the closing of the proposed merger with News Corporation is dependent on the timing of the satisfaction of the conditions set forth in the merger agreement, including the completion of the review by the SEC staff of the Company’s merger proxy statement.  We expect the proposed merger with News Corporation to close after the Nov. 1 record date, and the dividend will be paid to shareholders of record on that date regardless of whether the merger is completed before or after the Dec. 3 payment date.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

On September 7, 2007, News Corporation and its subsidiary Ruby Newco LLC filed a registration statement, and Dow Jones & Company, Inc. filed a preliminary proxy statement, with the Securities and Exchange Commission (SEC)  in connection with the proposed merger involving News Corporation, Ruby Newco and Dow Jones.   Investors are advised to read the registration and proxy statements because they contain important information.  Investors may obtain free copies of the registration and proxy statements and other relevant documents filed by News Corporation, Ruby Newco and Dow Jones with the SEC at the SEC's Web site at http://www.sec.gov.  The proxy statement and other relevant documents filed with the SEC by Dow Jones  may also be obtained for free from the Investor Relations section of Dow Jones' web site (www.dowjones.com) or by directing a request to Dow Jones at: Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281, Attention: Investor Relations.   The registration statement, which includes Dow Jones’ preliminary proxy statement, and other relevant documents filed with the SEC by News Corporation may be obtained for free from the Investor Relations section of News Corporation's web site (www.newscorp.com) or by directing a request to News Corporation, 1211 Avenue of the Americas, New York, New York 10036, Attention: Investor Relations.

Dow Jones and its directors, executive officers and other members of its management and employees are potential participants in the solicitation of proxies from Dow Jones' stockholders in connection with the proposed merger. Information concerning the interests of Dow Jones' participants in the solicitation, which may be different than those of the Dow Jones stockholders generally, is described in Dow Jones’ proxy statement relating to the merger.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION

This document contains forward-looking statements that involve risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including the risk that Dow Jones' business could suffer due to the uncertainty relating to the merger; that the merger with News Corporation may not be consummated or may be delayed; and such other risk factors as may be included from time to time in Dow Jones' reports filed with the SEC and posted in the Investor Relations section of Dow Jones' web site (http://www.dowjones.com). Dow Jones undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.